ALLEGION REPORTS FIRST-QUARTER 2019 FINANCIAL RESULTS

•	First-quarter 2019 net earnings per share (EPS) of $0.84, compared with 2018 EPS of $0.75; Adjusted 2019 EPS of $0.88, up 10 percent compared with 2018 adjusted EPS of $0.80

•	First-quarter 2019 revenues of $655 million, up 6.8 percent compared to 2018, up 5.8 percent on an organic basis

•
First-quarter 2019 operating margin of 16.5 percent, compared with 2018 operating margin of 16.1 percent; Adjusted operating margin of 17.1 percent, increased 10 basis points compared with 2018 adjusted operating margin of 17 percent

•
Affirming outlook for 2019 full-year revenue and full-year EPS; Full-year 2019 reported and organic revenue growth of 5 to 6 percent; Full-year 2019 EPS outlook of $4.60 to $4.75, and $4.75 to $4.90 on an adjusted basis

DUBLIN (April 25, 2019) - Allegion plc (NYSE: ALLE), a leading global provider of security products and solutions, today reported first-quarter 2019 net revenues of $655 million and net earnings of $80.2 million, or $0.84 per share. Excluding charges related to restructuring and acquisitions, adjusted net earnings were $83.5 million, or $0.88 per share, up 10 percent when compared with first-quarter 2018 adjusted EPS of $0.80.

First-quarter net revenues increased 6.8 percent when compared to the prior-year period (up 5.8 percent on an organic basis). Reported revenues reflect solid organic growth, particularly in the Americas, as well as benefits from acquisitions that more than offset foreign currency impacts.

First-quarter 2019 operating income was $108 million, an increase of $9.3 million or 9.4 percent compared to 2018. Adjusted operating income in first-quarter 2019 was $112.1 million, representing an increase of $7.9 million or 7.6 percent compared to 2018.

First-quarter 2019 operating margin was 16.5 percent, compared with 16.1 percent in 2018. The adjusted operating margin in first-quarter 2019 was 17.1 percent, compared with 17 percent in 2018. The 10-basis-point increase in adjusted operating margin is attributable to strong price and volume leverage offsetting a combination of inflation, investment spending and regional mix driven by acquisitions.

“Allegion had a good start to 2019,” said David D. Petratis, Allegion chairman, president and CEO. “I am pleased with the solid top-line growth in the first quarter led by the Americas non-residential business, which continues to see strong end markets.

“I am also pleased with the 10-percent increase in adjusted EPS, as we drove margin expansion in all regions, even with significant carryover inflationary pressures. The team did a nice job of driving price realization and productivity actions globally to propel the increase in year-over-year margins,” Petratis added.

The Americas segment revenues increased 8.2 percent (up 7.6 percent on an organic basis). The revenue growth was driven by strong pricing and volume, particularly in the non-residential business, which saw low double-digit growth. The Americas residential business growth was flat in the quarter.

The EMEIA segment revenues were down 4.9 percent (up 1.7 percent on an organic basis), reflecting unfavorable foreign currency effects, partially offset by modest organic growth and contributions from acquisitions.

The Asia-Pacific segment revenues increased 55.3 percent (down 2.2 percent on an organic basis). The revenue growth in the quarter was driven by the 2018 acquisition of the Gainsborough business and was partially offset by organic revenue decline as well as unfavorable currency effects. The organic revenue decline was the result of a $1.5 million transfer of revenue previously managed in Asia Pacific that’s now managed in the Americas and EMEIA regions.

Additional Items
Interest expense for first-quarter 2019 was $13.7 million, up from $12.9 million for first-quarter 2018.

Other income net for first-quarter 2019 was $1.1 million, compared to $0.4 million in the same period of 2018.

The company’s effective tax rate for first-quarter 2019 was 15.8 percent, compared with 16 percent in 2018. The company’s adjusted effective tax rate for first-quarter 2019 was 16 percent, compared with 16.2 percent in 2018.

Cash Flow and Liquidity
Year-to-date 2019 available cash flow was negative $24.9 million, a decrease of $6.1 million versus the prior year. The year-over-year decrease in available cash flow is primarily due to higher working capital and increased capital expenditures, which were partially offset by increased earnings.

The company ended first-quarter 2019 with cash and cash equivalents of $153.8 million as well as total debt of $1,436.4 million.

Share Repurchase
During first-quarter 2019, the company repurchased approximately 0.7 million shares for approximately $63.8 million under its previously authorized share-repurchase program approved by the company's board of directors in February 2017.

2019 Outlook
The company is affirming its full-year 2019 revenue outlook of total and organic growth of 5 to 6 percent compared to 2018.

The company is affirming its full-year 2019 outlook for reported EPS in the range of $4.60 to $4.75, and adjusted EPS in the range of $4.75 to $4.90. Adjustments to 2019 EPS include estimated impacts for restructuring, along with acquisition and integration activities. The outlook assumes no change to investment spend, which continues to be approximately $0.15 per share; no change to the full-year adjusted effective tax rate of approximately 16 percent; and an average diluted share count for the full year of approximately 95 million shares.

The company also affirms its full-year available cash flow outlook of approximately $430 to $450 million.

Conference Call Information
On Thursday, April 25, 2019, David D. Petratis, chairman, president and CEO, and Patrick Shannon, senior vice president and chief financial officer, will conduct a conference call for analysts and investors, beginning at 8 a.m. ET, to review the company's results.

A real-time, listen-only webcast of the conference call will be broadcast live online. Individuals wishing to listen may access the call through the company's website at http://investor.allegion.com.

About Allegion™
Allegion (NYSE: ALLE) is a global pioneer in seamless access, with leading brands like CISA®, Interflex®, LCN®, Schlage®, SimonsVoss® and Von Duprin®. Focusing on security around the door and adjacent areas, Allegion secures people and assets with a range of solutions for homes, businesses, schools and other institutions. Allegion had $2.7 billion in revenue in 2018, and sells products in almost 130 countries.
For more, visit www.allegion.com.

Non-GAAP Measures
This news release also includes adjusted non-GAAP financial information which should be considered supplemental to, not a substitute for or superior to, the financial measure calculated in accordance with GAAP. The company presents operating income, operating margin, net earnings and diluted earnings per share (EPS) on both a U.S. GAAP basis and on an adjusted (non-GAAP) basis, revenue growth on a U.S. GAAP basis and organic revenue growth on a non-GAAP basis, and adjusted EBITDA and adjusted EBITDA margin (both non-GAAP measures). The company presents these non-GAAP measures because management believes they provide useful perspective of the company’s underlying business results, trends and a more comparable measure of period-over-period results. These measures are also used to evaluate senior management and are a factor in determining at-risk compensation. Investors should not consider non-GAAP measures as alternatives to the related GAAP measures. Further information about the adjusted non-GAAP financial tables is attached to this news release.

Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements regarding the company's 2019 financial performance, the company’s growth strategy, the company’s capital allocation strategy, the company’s tax planning strategies, and the performance of the markets in which the company operates. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “forecast,” “outlook,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result” or the negative thereof or variations thereon or similar expressions generally intended to identify forward-looking statements. Forward-looking statements are based on the company's currently available information and our current assumptions, expectations and projections about future events. They are subject to future events, risks and uncertainties - many of which are beyond the company’s control - as well as potentially inaccurate assumptions, that could cause actual results to differ materially from those in the forward-looking statements. Further information on these factors and other risks that may affect the company's business is included in filings it makes with the Securities and Exchange Commission from time to time, including its Form 10-K for the year ended Dec. 31, 2018, Form 10-Q for the quarter ended March 31, 2019, and in its other SEC filings. The company undertakes no obligation to update these forward-looking statements.

ALLEGION PLC
Condensed and Consolidated Income Statements
(in millions, except per share data)

UNAUDITED

	Three Months Ended March 31,
	2019	2018

Net revenues	$655.0	$613.1
Cost of goods sold	378.1	355.3
Gross profit	276.9	257.8

Selling and administrative expenses	168.9	159.1
Operating income	108.0	98.7

Interest expense	13.7	12.9
Other income, net	(1.1)	(0.4)
Earnings before income taxes	95.4	86.2

Provision for income taxes	15.1	13.8

Net earnings	80.3	72.4

Less: Net earnings attributable to noncontrolling interests	0.1	0.2

Net earnings attributable to Allegion plc	$80.2	$72.2

Basic earnings per ordinary share
attributable to Allegion plc shareholders:
Net earnings	$0.85	$0.76

Diluted earnings per ordinary share
attributable to Allegion plc shareholders:
Net earnings	$0.84	$0.75

Shares outstanding - basic	94.5	95.1
Shares outstanding - diluted	95.1	95.8

ALLEGION PLC
Condensed and Consolidated Balance Sheets
(in millions)

UNAUDITED

	March 31, 2019	December 31, 2018
ASSETS
Cash and cash equivalents	$153.8	$283.8
Restricted cash	6.8	6.8
Accounts and notes receivables, net	359.6	324.9
Inventories	296.8	280.3
Other current assets	33.2	35.8
Total current assets	850.2	931.6
Property, plant and equipment, net	275.1	276.7
Goodwill	878.7	883.0
Intangible assets, net	536.3	547.1
Other noncurrent assets	260.5	171.8
Total assets	$2,800.8	$2,810.2

LIABILITIES AND EQUITY
Accounts payable	$198.3	$235.0
Accrued expenses and other current liabilities	252.0	250.5
Short-term borrowings and current maturities of long-term debt	35.1	35.3
Total current liabilities	485.4	520.8
Long-term debt	1,401.3	1,409.5
Other noncurrent liabilities	276.7	225.9
Equity	637.4	654.0
Total liabilities and equity	$2,800.8	$2,810.2

ALLEGION PLC
Condensed and Consolidated Cash Flows
(in millions)

UNAUDITED

	Three Months Ended March 31,
	2019	2018
Operating Activities
Net earnings	$80.3	$72.4
Depreciation and amortization	20.7	22.5
Changes in assets and liabilities and other non-cash items	(113.6)	(105.0)
Net cash used in operating activities	(12.6)	(10.1)

Investing Activities
Capital expenditures	(12.3)	(8.7)
Acquisition of and equity investments in businesses, net of cash acquired	(4.6)	(276.3)
Other investing activities, net	(0.8)	0.1
Net cash used in investing activities	(17.7)	(284.9)

Financing Activities
Net debt (repayments) proceeds	(9.0)	31.2
Dividends paid to ordinary shareholders	(25.2)	(19.7)
Repurchase of ordinary shares	(63.8)	(30.0)
Other financing activities, net	(1.2)	(2.4)
Net cash used in financing activities	(99.2)	(20.9)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(0.5)	1.5
Net decrease in cash, cash equivalents and restricted cash	(130.0)	(314.4)
Cash, cash equivalents and restricted cash - beginning of period	290.6	466.2
Cash, cash equivalents and restricted cash - end of period	$160.6	$151.8

SUPPLEMENTAL SCHEDULES

ALLEGION PLC	SCHEDULE 1

SELECTED OPERATING SEGMENT INFORMATION
(in millions)

	Three months ended
	March 31,
	2019	2018
Net revenues
Americas	$475.3	$439.1
EMEIA	142.9	150.3
Asia Pacific	36.8	23.7
Total net revenues	$655.0	$613.1

Operating income (loss)
Americas	$120.9	$109.7
EMEIA	10.8	8.5
Asia Pacific	(1.5)	(1.5)
Corporate unallocated	(22.2)	(18.0)
Total operating income	$108.0	$98.7

ALLEGION PLC	SCHEDULE 2

The Company presents operating income, operating margin, net earnings and diluted earnings per share (EPS) on both a U.S. GAAP basis and on an adjusted (non-GAAP) basis, revenue growth on a U.S. GAAP basis and organic revenue growth on a non-GAAP basis, and adjusted EBITDA and adjusted EBITDA margin (both non-GAAP measures). The Company presents these non-GAAP measures because management believes they provide useful perspective of the Company’s underlying business results and trends and a more comparable measure of period-over-period results. These measures are also used to evaluate senior management and are a factor in determining at-risk compensation. Investors should not consider non-GAAP measures as alternatives to the related U.S. GAAP measures.

The Company defines the presented non-GAAP measures as follows:

•
Adjustments to operating income, operating margin, net earnings, EPS and EBITDA include items such as goodwill impairment charges, restructuring charges, asset impairments, acquisition and integration costs, debt refinancing costs, amounts related to U.S. Tax Reform (2018 only) and charges related to the divestiture of businesses;

•	Organic revenue growth is defined as U.S. GAAP revenue growth excluding the impact of divestitures, acquisitions and currency effects; and

•	Available cash flow is defined as U.S. GAAP net cash from operating activities less capital expenditures.

These non-GAAP measures may not be defined and calculated the same as similar measures used by other companies.

RECONCILIATION OF GAAP TO NON-GAAP NET EARNINGS

(in millions, except per share data)

	Three months ended March 31, 2019				Three months ended March 31, 2018
	Reported	Adjustments		Adjusted (non-GAAP)	Reported	Adjustments		Adjusted (non-GAAP)
Net revenues	$655.0	$—		$655.0	$613.1	$—		$613.1

Operating income	108.0	4.1	(1)	112.1	98.7	5.5	(1)	104.2
Operating margin	16.5%			17.1%	16.1%			17.0%

Earnings before income taxes	95.4	4.1	(2)	99.5	86.2	5.5	(2)	91.7
Provision for income taxes	15.1	0.8	(3)	15.9	13.8	1.1	(3)	14.9
Effective income tax rate	15.8%			16.0%	16.0%			16.2%
Net earnings	80.3	3.3		83.6	72.4	4.4		76.8

Non-controlling interest	0.1	—		0.1	0.2	—		0.2

Net earnings attributable to Allegion plc	$80.2	$3.3		$83.5	$72.2	$4.4		$76.6

Diluted earnings per ordinary
share attributable to Allegion plc
shareholders:	$0.84	$0.04		$0.88	$0.75	$0.05		$0.80

(1)
Adjustments to operating income for the three months ended March 31, 2019 consist of $4.1 million of restructuring charges and acquisition and integration expenses. Adjustments to operating income for the three months ended March 31, 2018 consist of $5.5 million of restructuring charges, acquisition and integration expenses and backlog amortization related to an acquisition.

(2)	Adjustments to earnings before income taxes for the three months ended March 31, 2019 and 2018 consist of the adjustments to operating income discussed above.

(3)
Adjustments to the provision for income taxes for the three months ended March 31, 2019 and 2018 consist of $0.8 million and $1.1 million, respectively, of tax expense related to the excluded items discussed above.

ALLEGION PLC	SCHEDULE 3

RECONCILIATION OF GAAP TO NON-GAAP REVENUE AND OPERATING INCOME BY REGION
(in millions)

	Three months ended March 31, 2019		Three months ended March 31, 2018
	As Reported	Margin	As Reported	Margin
Americas
Net revenues (GAAP)	$475.3		$439.1

Operating income (GAAP)	$120.9	25.4%	$109.7	25.0%
Restructuring charges	1.8	0.4%	—	—%
Acquisition and integration costs	0.4	0.1%	0.9	0.2%
Backlog amortization	—	—%	2.9	0.6%
Adjusted operating income	123.1	25.9%	113.5	25.8%
Depreciation and amortization	9.1	1.9%	8.6	2.0%
Adjusted EBITDA	$132.2	27.8%	$122.1	27.8%

EMEIA
Net revenues (GAAP)	$142.9		$150.3

Operating income (GAAP)	$10.8	7.6%	$8.5	5.7%
Restructuring charges	0.8	0.5%	0.2	0.1%
Acquisition and integration costs	0.1	0.1%	0.3	0.2%
Adjusted operating income	11.7	8.2%	9.0	6.0%
Depreciation and amortization	8.3	5.8%	8.4	5.6%
Adjusted EBITDA	$20.0	14.0%	$17.4	11.6%

Asia Pacific
Net revenues (GAAP)	$36.8		$23.7

Operating loss (GAAP)	(1.5)	(4.1)%	(1.5)	(6.3)%
Restructuring charges	0.5	1.4%	0.5	2.1%
Acquisition and integration costs	0.3	0.8%	—	—%
Adjusted operating loss	(0.7)	(1.9)%	(1.0)	(4.2)%
Depreciation and amortization	1.2	3.3%	0.7	3.0%
Adjusted EBITDA	$0.5	1.4%	$(0.3)	(1.2)%

Corporate
Operating loss (GAAP)	$(22.2)		$(18.0)
Acquisition and integration costs	0.2		0.7
Adjusted operating loss	(22.0)		(17.3)
Depreciation and amortization	1.1		1.0
Adjusted EBITDA	$(20.9)		$(16.3)

Total
Net revenues	$655.0		$613.1

Adjusted operating income	112.1	17.1%	104.2	17.0%
Depreciation and amortization	19.7	3.0%	18.7	3.0%
Adjusted EBITDA	$131.8	20.1%	$122.9	20.0%

ALLEGION PLC	SCHEDULE 4

RECONCILIATION OF CASH USED IN OPERATING ACTIVITIES TO AVAILABLE CASH FLOW AND NET EARNINGS TO ADJUSTED EBITDA

(in millions)

	Three months ended March 31,
	2019	2018
Net cash used in operating activities	$(12.6)	$(10.1)
Capital expenditures	(12.3)	(8.7)
Available cash flow	$(24.9)	$(18.8)

	Three months ended March 31,
	2019	2018
Net earnings (GAAP)	$80.3	$72.4
Provision for income taxes	15.1	13.8
Interest expense	13.7	12.9
Depreciation and amortization	19.7	18.7
Backlog amortization	—	2.9
EBITDA	128.8	120.7

Other income, net	(1.1)	(0.4)
Acquisition and integration costs and restructuring charges	4.1	2.6
Adjusted EBITDA	$131.8	$122.9

ALLEGION PLC			SCHEDULE 5
RECONCILIATION OF GAAP REVENUE GROWTH TO NON-GAAP ORGANIC REVENUE GROWTH BY REGION

	Three Months Ended
	March 31,
	2019	2018
Americas
Revenue growth (GAAP)	8.2%	7.7%
Acquisitions and divestitures	(0.9)%	(4.7)%
Currency translation effects	0.3%	(0.3)%
Organic growth (non-GAAP)	7.6%	2.7%

EMEIA
Revenue growth (GAAP)	(4.9)%	26.9%
Acquisitions and divestitures	(0.9)%	(5.6)%
Currency translation effects	7.5%	(15.4)%
Organic growth (non-GAAP)	1.7%	5.9%

Asia Pacific
Revenue growth (GAAP)	55.3%	3.9%
Acquisitions and divestitures	(63.2)%	—%
Currency translation effects	5.7%	(3.7)%
Organic growth (non-GAAP)	(2.2)%	0.2%

Total
Revenue growth (GAAP)	6.8%	11.7%
Acquisitions and divestitures	(3.3)%	(4.7)%
Currency translation effects	2.3%	(3.7)%
Organic growth (non-GAAP)	5.8%	3.3%